Exhibit 23.1
June 17, 2011

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Ladies and Gentlemen:

I am Corporate Executive Vice President, Human Resources, General Counsel, Chief Administrative Officer and Corporate Secretary of Charles River Laboratories International, Inc., a Delaware corporation (the “Company”), and have acted as counsel in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of up to 3,364,000 additional shares of the Company’s common stock, par value $0.01 (the “Shares”), in connection with the Charles River Laboratories International, Inc. 2007 Incentive Plan, as amended through the date hereof (the “Plan”).

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate documents and records which I have deemed necessary or appropriate for the purposes of the opinion and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.  I have assumed that the signatures (other than those of officers of the Company) on all documents that I have examined are genuine.

I am an attorney admitted to practice in the Commonwealth of Massachusetts.  I express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the Delaware General Corporation Law.

Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan upon receipt by the Company of adequate consideration therefore, will be legally issued, fully paid and non-assessable.

The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of the New York Stock Exchange.

I hereby consent to the filing of the opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ David P. Johst

David P. Johst, Esq. Corporate Executive Vice President, Human Resources, General Counsel, Chief Administrative Officer and Corporate Secretary